Exhibit 10.6

LOAN CONFIRMATION

July 26, 2022

Dear MEDIES,

THIS IS A REQUEST FOR CONFIRMATION OF YOUR ACCOUNT WITH MR. KENNETH TINDALL, THAT IS READ AS FOLLOWS:

The amount outstanding as a loan payable by MEDIES to Mr. Kenneth Tindall as of May 31, 2022 was $43,811. This loan is unsecured, interest-free, and is payable upon demand from February 10, 2024. This loan was advanced to support the Company’s development stage business activities.

If this amount payable to you is correct as it appears in MEDIES’ books, please confirm it by signing this letter at the space provided below.

I HEREBY AGREE, THAT THE BALANCE SHOWN HEREWITH IS CORRECT:

Name and Designation of the company representative:

Kenneth Tindall, Chief Executive Officer/Chief Financial Officer

MEDIES (a Wyoming Company)

Signature: /s/ Kenneth Tindall

Date:      July 26, 2022